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                                                                    Exhibit 99.1
NEWS                       |    RE:    M-WAVE, INC.
BULLETIN                   |
                           |           215 Park Street
                           |           Bensenville, IL 6010
FROM:                      |
FRB                                    TRADED: NASDAQ-MWAV

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FOR FURTHER INFORMATION:

AT THE COMPANY                    AT FRB CHICAGO:
Paul Schmitt                      Tad Gage           George Zagoudis
Chief Financial Officer           General Info       General Info
(630)860-3560                     (312)640-6745      (312)640-6663


FOR IMMEDIATE RELEASE
MARCH 2, 1998

                     M-WAVE RECEIVES NASDAQ NOTIFICATION
                          REGARDING LISTING OF STOCK


BENSENVILLE, IL, MARCH 2, 1998 - M-Wave, Inc. announced today that it has been notified by the Nasdaq Stock Market, Inc., that, based on the trading price of M-Wave's common stock for the previous 30 consecutive trading dates, the common stock is not in compliance with the new public float requirement for continued listing on the NASDAQ National Market. Under this new requirement, the market value of the shares of M-Wave's common stock held by persons other than affiliates of M-Wave would have to be $5 million. Unless M-Wave's common stock trades at a price which causes M-Wave to satisfy the minimum requirement for at least 10-consecutive days on or prior to May 28, 1998, Nasdaq will issue a delisting letter to M-Wave.

M-Wave is currently exploring the inclusion of M-Wave's common stock on The Nasdaq Small Cap Market in the event that it is unable to regain compliance with the National Market requirement.


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